Invitation Homes Announces Addition of H. Wyman Howard III to Board of Directors

DALLAS -- (BUSINESS WIRE) -- Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes” or the “Company”), the nation’s premier single-family home leasing and management company, today announced that Rear Adm. H. Wyman Howard III, USN (Ret) was appointed to the Company’s board of directors (the “Board”), effective October 1, 2024.

“On behalf of the entire Board, it is our distinct honor to welcome Mr. Howard,” said Michael Fascitelli, chairperson of the Board. “With his remarkable leadership skills, vast operational experience, and commitment to excellence, we believe his contributions will be invaluable. We look forward to the unique perspectives and insights that he’ll bring to our team.”

“It is a privilege to have Mr. Howard join our board,” said Dallas Tanner, the Company’s Chief Executive Officer. “His distinguished career and leadership in some of the most challenging environments speak to his ability to drive success through strategy, vision, and discipline. We are excited to work alongside him and leverage his expertise as we chart the future growth and innovation of Invitation Homes.”

Mr. Howard retired from the U.S. Navy in September 2022 as Rear Admiral (Upper Half) after over 32 years of service for the SEAL Teams and Joint Special Operations. He has had multiple tours in command of Special Operations Joint Task Forces and was among the first to deploy into Afghanistan following the attacks on September 11, 2001. The combat contributions of the teams Mr. Howard commanded, and with whom he served, were recognized with five Presidential Unit Citations, a Navy Unit Commendation medal, and four Joint Meritorious Unit Awards. Mr. Howard’s joint, interagency, and intelligence experience include service as the second Director of Operations for the National Geospatial-Intelligence Agency in 2016 and as the Commander, Naval Special Warfare Command from 2020 to 2022, which are equivalent leadership roles of a Chief Operating Officer and Chief Executive Officer, respectively. Mr. Howard is acknowledged for his leadership in designing new irregular deterrence capabilities and options that increase the leverage of the United States to deter the nation’s adversaries. Mr. Howard also serves on the board of Bridger Aerospace Group Holdings, Inc. (NASDAQ: BAER), an aerial firefighting and aerospace services company.

Mr. Howard graduated from the United States Naval Academy and holds a Master of Business Administration from the TRIUM consortium of the London School of Economics, HEC Paris School of Management, and New York University’s Stern School of Business. Mr. Howard holds a Master of Science in National Security and Resource Strategy with a focus on commercial, civil, and military space sectors from the Eisenhower School and a Professional Certificate in Artificial Intelligence and Business Strategy from the Massachusetts Institute of Technology’s Computer Science and Artificial Intelligence Laboratory.

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation's premier single-family home leasing and management company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The Company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, poor resident selection and defaults and non-renewals by the Company's residents, the Company's dependence on third parties for key services, risks related to the evaluation of properties, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions, uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov . These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Investor Relations Contact:
Scott McLaughlin
844.456.INVH (4684)
IR@InvitationHomes.com

Media Relations Contact:
Kristi DesJarlais
972.421.3587
Media@InvitationHomes.com